Exhibit 99.1

ARROW ELECTRONICS FOURTH QUARTER SALES ADVANCE 14% YEAR OVER YEAR TO $6.2 BILLION

-- Fourth Quarter Non-GAAP Diluted Earnings per Share Advance 31% to Record $1.69 --

-- Cash Flow from Operations of $215 Million in the Fourth Quarter --

ENGLEWOOD, Colo.  February 5, 2014 -- Arrow Electronics Inc. (NYSE:ARW) today reported fourth quarter 2013 net income of $134.8 million, or $1.32 per share on a diluted basis, compared with net income of $174.7 million, or $1.62 per share on a diluted basis in the fourth quarter of 2012.  Excluding certain items in both the fourth quarters of 2013 and 20121, net income of $172.0 million, or $1.69 per share on a diluted basis, in the fourth quarter of 2013 compared with net income of $139.7 million, or $1.29 per share on a diluted basis, in the fourth quarter of 2012.

Fourth quarter sales of $6.15 billion increased 14 percent from sales of $5.40 billion in the prior year.  Sales, as adjusted, increased 8 percent year over year.

“An outstanding fourth quarter capped off a good year for Arrow.  Both sales and non-GAAP earnings per share were ahead of our expectations, and we, again, generated strong cash flow.  Operating margins grew in both businesses year over year, and we posted record operating income in the fourth quarter,” said Michael J. Long, chairman, president, and chief executive officer.

Global components fourth-quarter sales of $3.44 billion increased 8 percent year over year.  Sales, as adjusted, increased 6 percent year over year.  Sales in the Asia-Pacific region increased 9 percent year over year, with significant contributions from China.  In the Americas, sales increased 3 percent year over year.  European sales, as adjusted, were up 10 percent year over year.

Global enterprise computing solutions (“ECS”) fourth-quarter sales of $2.72 billion increased 23 percent year over year.  Sales, as adjusted, increased 12 percent year over year, as storage, software, and services advanced at double digit growth rates globally.  In the Americas, sales grew 19 percent year over year as our value-added service offering creates a differentiated value proposition for our suppliers and customers.  In Europe sales, as adjusted, advanced 5 percent year over year.

FULL YEAR

Arrow’s net income for 2013 was $399.4 million, or $3.85 per share on a diluted basis, compared with net income of $506.3 million, or $4.56 per share on a diluted basis in 2012. Excluding certain items in both 2013 and 20121, net income of $519.0 million, or $5.01 per share on a diluted basis, in 2013 compared with net income of $517.8 million, or $4.66 per share on a diluted basis, in 2012.

2013 sales of $21.36 billion increased 5 percent from sales of $20.41 billion in 2012.  Sales, as adjusted, increased 3 percent year over year.

“We were able to drive current year results, with operating income, as adjusted, up $14 million year over year to $823 million. We also invested in our future, funding organic growth programs and completing acquisitions to accelerate our strategy, as well as return significant capital to our shareholders, said Mr. Long.”

1 A reconciliation of non-GAAP adjusted financial measures including sales, as adjusted, operating income, as adjusted, net income attributable to shareholders, as adjusted, and net income per share, as adjusted to GAAP financial measures is presented in the reconciliation tables included herein.

“With $451 million in cash flow from operations in 2013, we again meaningfully exceeded our cash flow target,” said Paul J. Reilly, executive vice president, finance and operations, and chief financial officer.  “The highly effective management of our balance sheet and related strong cash flow provided us with the opportunity to do both strategic acquisitions and return approximately $350 million to shareholders through our stock repurchase program in 2013.”

GUIDANCE

We expect no meaningful change to the markets we serve in the first quarter of 2014.

“As we look to the first quarter, we believe that total sales will be between $5.1 billion and $5.5 billion, with global components sales between $3.3 billion and $3.5 billion and global enterprise computing solutions sales between $1.8 billion and $2.0 billion.  As a result of this outlook, we expect earnings per share, on a diluted basis, excluding any charges to be in the range of $1.14 to $1.26 per share.  Our guidance assumes an average tax rate in the range of 27 to 29 percent, average diluted shares outstanding are expected to be 102 million, and the average USD to Euro exchange rate for the first quarter is 1.35 to 1,” said Mr. Reilly.

Please refer to the CFO commentary as a supplement to the company’s earnings release, which can be found at www.arrow.com/investor.

Arrow Electronics (www.arrow.com) is a global provider of products, services and solutions to industrial and commercial users of electronic components and enterprise computing solutions. Arrow serves as a supply channel partner for more than 100,000 original equipment manufacturers, contract manufacturers and commercial customers through a global network of more than 460 locations in 58 countries.

# # #

Information Relating to Forward-Looking Statements

This press release includes forward-looking statements that are subject to numerous assumptions, risks, and uncertainties, which could cause actual results or facts to differ materially from such statements for a variety of reasons, including, but not limited to: industry conditions, the company's implementation of its new enterprise resource planning system, changes in product supply, pricing and customer demand, competition, other vagaries in the global components and global ECS markets, changes in relationships with key suppliers, increased profit margin pressure, the effects of additional actions taken to become more efficient or lower costs, risks related to the integration of acquired businesses, changes in legal and regulatory matters, and the company’s ability to generate additional cash flow.  Forward-looking statements are those statements, which are not statements of historical fact.  These forward-looking statements can be identified by forward-looking words such as "expects," "anticipates," "intends," "plans," "may," "will," "believes," "seeks," "estimates," and similar expressions. Shareholders and other readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date on which they are made.  The company undertakes no obligation to update publicly or revise any of the forward-looking statements.

For a further discussion of factors to consider in connection with these forward-looking statements, investors should refer to Item 1A Risk Factors of the company’s Annual Report on Form 10-K for the year ended December 31, 2013.

Certain Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with accounting principles generally accepted in the United States (“GAAP”), the company also provides certain non-GAAP financial information relating to sales, operating income, net income attributable to shareholders, and net income per basic and diluted share. The company provides sales on a non-GAAP basis adjusted for the impact of changes in foreign currencies and certain other items that impact the year over year comparison.  These other items include a prospective revision of sales related to a fulfillment contract to present these revenues on an agency basis as net fees, as compared to presenting gross sales (referred to as “change in presentation of sales” which had no impact on profitability or cash flow) and the impact of acquisitions by adjusting the company's prior periods to include the sales of businesses acquired as if the acquisitions had occurred at the beginning of the period presented (referred to as "impact of acquisitions"). Operating income, net income attributable to shareholders, and net income per basic and diluted share are adjusted for certain charges, credits, gains, and losses that the company believes impact the comparability of its results of operations.  These charges, credits, gains, and losses arise out of the company’s efficiency enhancement initiatives, acquisitions (including intangible assets amortization expense), prepayment of debt, and adjustments related to certain tax matters. A reconciliation of the company’s non-GAAP financial information to GAAP is set forth in the tables below.

The company believes that such non-GAAP financial information is useful to investors to assist in assessing and understanding the company’s operating performance and underlying trends in the company’s business because management considers these items referred to above to be outside the company’s core operating results.  This non-GAAP financial information is among the primary indicators management uses as a basis for evaluating the company’s financial and operating performance.  In addition, the company’s Board of Directors may use this non-GAAP financial information in evaluating management performance and setting management compensation.

The presentation of this additional non-GAAP financial information is not meant to be considered in isolation or as a substitute for, or alternative to, sales, operating income, net income and net income per basic and diluted share determined in accordance with GAAP.  Analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, data presented in accordance with GAAP.

ARROW ELECTRONICS, INC.
NON-GAAP SALES RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended December 31,
	2013	2012	% Change

Consolidated sales, as reported	$6,153,360	$5,402,705	13.9%
Impact of changes in foreign currencies	-	57,805
Impact of acquisitions	98,427	304,582
Consolidated sales, as adjusted	$6,251,787	$5,765,092	8.4%

Global components sales, as reported	$3,437,211	$3,185,764	7.9%
Impact of changes in foreign currencies	-	28,189
Impact of acquisitions	25,856	60,037
Global components sales, as adjusted	$3,463,067	$3,273,990	5.8%

Europe components sales, as reported	$886,840	$772,205	14.8%
Impact of changes in foreign currencies	-	32,492
Impact of acquisitions	5,534	7,608
Europe components sales, as adjusted	$892,374	$812,305	9.9%

Global ECS sales, as reported	$2,716,149	$2,216,941	22.5%
Impact of changes in foreign currencies	-	29,616
Impact of acquisitions	72,571	244,545
Global ECS sales, as adjusted	$2,788,720	$2,491,102	11.9%

ECS Europe sales, as reported	$1,047,283	$813,867	28.7%
Impact of changes in foreign currencies	-	38,681
Impact of acquisitions	61,685	207,863
ECS Europe sales, as adjusted	$1,108,968	$1,060,411	4.6%

	Year Ended December 31,
	2013	2012	% Change

Consolidated sales, as reported	$21,357,285	$20,405,128	4.7%
Impact of changes in foreign currencies	-	161,069
Impact of acquisitions	834,158	1,255,433
Change in presentation of sales	-	(280,626)
Consolidated sales, as adjusted	$22,191,443	$21,541,004	3.0%

Global components sales, as reported	$13,495,766	$13,361,122	1.0%
Impact of changes in foreign currencies	-	97,775
Impact of acquisitions	169,445	301,040
Change in presentation of sales	-	(280,626)
Global components sales, as adjusted	$13,665,211	$13,479,311	1.4%

Europe components sales, as reported	$3,590,311	$3,661,249	(1.9)%
Impact of changes in foreign currencies	-	110,039
Impact of acquisitions	29,772	30,431
Change in presentation of sales	-	(280,626)
Europe components sales, as adjusted	$3,620,083	$3,521,093	2.8%

Global ECS sales, as reported	$7,861,519	$7,044,006	11.6%
Impact of changes in foreign currencies	-	63,294
Impact of acquisitions	664,713	954,393
Global ECS sales, as adjusted	$8,526,232	$8,061,693	5.8%

ECS Europe sales, as reported	$2,631,258	$2,265,982	16.1%
Impact of changes in foreign currencies	-	78,701
Impact of acquisitions	564,853	836,085
ECS Europe sales, as adjusted	$3,196,111	$3,180,768	0.5%

ARROW ELECTRONICS, INC.
NON-GAAP EARNINGS RECONCILIATION
(In thousands except per share data)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012

Operating income, as reported	$237,337	$264,168	$693,500	$804,123
Intangible assets amortization expense	10,007	9,136	36,769	36,508
Restructuring, integration, and other charges	18,248	11,285	92,650	47,437
Settlement of legal matter	-	(79,158)	-	(79,158)
Operating income, as adjusted	$265,592	$205,431	$822,919	$808,910

Net income attributable to shareholders, as reported	$134,831	$174,704	$399,420	$506,332
Intangible assets amortization expense	8,120	7,255	29,339	29,336
Restructuring, integration, and other charges	13,341	6,320	65,601	30,739
Settlement of legal matter	-	(48,623)	-	(48,623)
Loss on prepayment of debt	-	-	2,627	-
Settlement of tax matters
Income taxes	15,447	-	20,809	-
Interest (net of taxes)	297	-	1,236	-
Net income attributable to shareholders, as adjusted	$172,036	$139,656	$519,032	$517,784

Net income per basic share, as reported	$1.34	$1.64	$3.89	$4.64
Intangible assets amortization expense	.08	.07	.29	.27
Restructuring, integration, and other charges	.13	.06	.64	.28
Settlement of legal matter	-	(.46)	-	(.45)
Loss on prepayment of debt	-	-	.03	-
Settlement of tax matters
Income taxes	.15	-	.20	-
Interest (net of taxes)	-	-	.01	-
Net income per basic share, as adjusted	$1.71	$1.31	$5.06	$4.74

Net income per diluted share, as reported	$1.32	$1.62	$3.85	$4.56
Intangible assets amortization expense	.08	.07	.28	.26
Restructuring, integration, and other charges	.13	.06	.63	.28
Settlement of legal matter	-	(.45)	-	(.44)
Loss on prepayment of debt	-	-	.03	-
Settlement of tax matters
Income taxes	.15	-	.20	-
Interest (net of taxes)	-	-	.01	-
Net income per diluted share, as adjusted	$1.69	$1.29	$5.01	$4.66

The sum of the components for basic and diluted net income per share, as adjusted, may not agree to totals, as presented, due to rounding.

ARROW ELECTRONICS, INC.
NON-GAAP SEGMENT RECONCILIATION
(In thousands)
(Unaudited)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
Global components operating income, as reported	$143,078	$122,989	$575,612	$619,282
Intangible assets amortization expense	5,090	5,225	20,038	18,787
Global components operating income, as adjusted	$148,168	$128,214	$595,650	$638,069

Global ECS operating income, as reported	$148,372	$114,249	$350,442	$290,970
Intangible assets amortization expense	4,917	3,911	16,731	17,721
Global ECS operating income, as adjusted	$153,289	$118,160	$367,173	$308,691

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands except per share data)

	Quarter Ended		Year Ended
	December 31,		December 31,
	2013	2012	2013	2012
	(Unaudited)

Sales	$6,153,360	$5,402,705	$21,357,285	$20,405,128
Costs and expenses:
Cost of sales	5,365,735	4,695,861	18,566,356	17,667,842
Selling, general, and administrative expenses	497,439	480,103	1,873,638	1,849,534
Depreciation and amortization	34,601	30,446	131,141	115,350
Restructuring, integration, and other charges	18,248	11,285	92,650	47,437
Settlement of legal matter	-	(79,158)	-	(79,158)
	5,916,023	5,138,537	20,663,785	19,601,005
Operating income	237,337	264,168	693,500	804,123
Equity in earnings of affiliated companies	2,202	2,346	7,429	8,112
Interest and other financing expense, net	27,537	22,233	114,433	101,876
Other	-	-	4,277	-
Income before income taxes	212,002	244,281	582,219	710,359
Provision for income taxes	77,083	69,460	182,343	203,642
Consolidated net income	134,919	174,821	399,876	506,717
Noncontrolling interests	88	117	456	385
Net income attributable to shareholders	$134,831	$174,704	$399,420	$506,332
Net income per share:
Basic	$1.34	$1.64	$3.89	$4.64
Diluted	$1.32	$1.62	$3.85	$4.56
Weighted-average shares outstanding:
Basic	100,513	106,223	102,559	109,240
Diluted	101,850	108,105	103,699	111,077

ARROW ELECTRONICS, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands except par value)

	December 31,
	2013	2012
ASSETS
Current assets:
Cash and cash equivalents	$390,602	$409,684
Accounts receivable, net	5,769,759	4,923,898
Inventories	2,167,287	2,052,720
Other current assets	258,122	328,999
Total current assets	8,585,770	7,715,301
Property, plant, and equipment, at cost:
Land	24,051	23,944
Buildings and improvements	142,583	152,008
Machinery and equipment	1,113,987	1,030,983
	1,280,621	1,206,935
Less: Accumulated depreciation and amortization	(648,232)	(607,294)
Property, plant, and equipment, net	632,389	599,641
Investments in affiliated companies	67,229	65,603
Intangible assets, net	426,069	414,033
Cost in excess of net assets of companies acquired	2,039,293	1,711,703
Other assets	310,133	279,406
Total assets	$12,060,883	$10,785,687
LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$4,503,200	$3,769,268
Accrued expenses	774,868	776,586
Short-term borrowings, including current portion of long-term debt	23,878	364,357
Total current liabilities	5,301,946	4,910,211

Long-term debt	2,226,132	1,587,478
Other liabilities	347,977	300,636
Equity:
Shareholders' equity:
Common stock, par value $1:
Authorized – 160,000 shares in both 2013 and 2012
Issued – 125,424 shares in both 2013 and 2012	125,424	125,424
Capital in excess of par value	1,071,075	1,086,239
Treasury stock (25,488 and 19,423 shares in 2013 and 2012, respectively), at cost	(920,528)	(652,867)
Retained earnings	3,678,709	3,279,289
Accumulated other comprehensive income	225,552	145,137
Total shareholders' equity	4,180,232	3,983,222
Noncontrolling interests	4,596	4,140
Total equity	4,184,828	3,987,362
Total liabilities and equity	$12,060,883	$10,785,687

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)
(Unaudited)

	Quarter Ended December 31,
	2013	2012
Cash flows from operating activities:
Consolidated net income	$134,919	$174,821
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	34,601	30,446
Amortization of stock-based compensation	12,676	9,685
Equity in earnings of affiliated companies	(2,202)	(2,346)
Deferred income taxes	(15,038)	(23,380)
Restructuring, integration, and other charges	13,341	6,320
Excess tax benefits from stock-based compensation arrangements	(235)	54
Other	725	(1,446)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(959,428)	(554,201)
Inventories	72,903	37,140
Accounts payable	808,163	374,959
Accrued expenses	80,044	146,052
Other assets and liabilities	34,577	(10,354)
Net cash provided by operating activities	215,046	187,750
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(324,548)	(90,668)
Acquisition of property, plant, and equipment	(30,697)	(36,650)
Net cash used for investing activities	(355,245)	(127,318)
Cash flows from financing activities:
Change in short-term and other borrowings	(9,058)	(17,607)
Proceeds from long-term bank borrowings, net	314,300	19,600
Proceeds from exercise of stock options	5,646	1,891
Excess tax benefits from stock-based compensation arrangements	235	(54)
Repurchases of common stock	(50,180)	(38,075)
Net cash provided by (used for) financing activities	260,943	(34,245)
Effect of exchange rate changes on cash	18,068	24,947
Net increase in cash and cash equivalents	138,812	51,134
Cash and cash equivalents at beginning of period	251,790	358,550
Cash and cash equivalents at end of period	$390,602	$409,684

ARROW ELECTRONICS, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Year Ended December 31,
	2013	2012
Cash flows from operating activities:
Consolidated net income	$399,876	$506,717
Adjustments to reconcile consolidated net income to net cash provided by operations:
Depreciation and amortization	131,141	115,350
Amortization of stock-based compensation	36,923	34,546
Equity in earnings of affiliated companies	(7,429)	(8,112)
Deferred income taxes	273	(5,414)
Restructuring, integration, and other charges	65,601	30,739
Excess tax benefits from stock-based compensation arrangements	(7,172)	(5,029)
Other	3,534	(5,786)
Change in assets and liabilities, net of effects of acquired businesses:
Accounts receivable	(572,886)	(318,689)
Inventories	(21,277)	(62,383)
Accounts payable	446,814	406,874
Accrued expenses	(123,969)	38,858
Other assets and liabilities	99,262	(52,638)
Net cash provided by operating activities	450,691	675,033
Cash flows from investing activities:
Cash consideration paid for acquired businesses	(367,940)	(281,918)
Acquisition of property, plant, and equipment	(116,162)	(112,224)
Purchase of cost method investments	(3,000)	(15,000)
Net cash used for investing activities	(487,102)	(409,142)
Cash flows from financing activities:
Change in short-term and other borrowings	(31,340)	(9,812)
Proceeds from (repayment of) long-term bank borrowings, net	71,400	(5,400)
Net proceeds from note offering	591,156	-
Redemption of senior notes	(338,184)	-
Proceeds from exercise of stock options	36,014	13,372
Excess tax benefits from stock-based compensation arrangements	7,172	5,029
Repurchases of common stock	(362,793)	(260,870)
Net cash used for financing activities	(26,575)	(257,681)
Effect of exchange rate changes on cash	43,904	4,587
Net increase (decrease) in cash and cash equivalents	(19,082)	12,797
Cash and cash equivalents at beginning of year	409,684	396,887
Cash and cash equivalents at end of year	$390,602	$409,684

ARROW ELECTRONICS, INC.
SEGMENT INFORMATION
(In thousands)

	Quarter Ended December 31,		Year Ended December 31,
	2013	2012	2013	2012
	(Unaudited)
Sales:
Global components	$3,437,211	$3,185,764	$13,495,766	$13,361,122
Global ECS	2,716,149	2,216,941	7,861,519	7,044,006
Consolidated	$6,153,360	$5,402,705	$21,357,285	$20,405,128

Operating income (loss):
Global components	$143,078	$122,989	$575,612	$619,282
Global ECS	148,372	114,249	350,442	290,970
Corporate (a)	(54,113)	26,930	(232,554)	(106,129)
Consolidated	$237,337	$264,168	$693,500	$804,123

(a)
Includes restructuring, integration, and other charges of $18.2 million and $92.7 million for the quarter and year ended December 31, 2013 and $11.3 million and $47.4 million for the quarter and year ended December 31, 2012, respectively. Also included is a gain of $79.2 million for the quarter and year ended December 31, 2012 which is related to the settlement of a legal matter.

CONTACT:
Arrow Electronics Inc.
Greg Hanson
Vice President and Treasurer
303-824-4537
or
Paul J. Reilly
Executive Vice President, Finance and Operations & Chief Financial Officer
631-847-1872
or
Media Contact:
John Hourigan
Vice President, Global Communications
303-824-4586